Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Declares Third Quarter 2023 Dividend

(FAIRMONT, W.Va.) August 17, 2023 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”) has declared a quarterly cash dividend of $0.17 per share, maintaining the dividend declared in the previous quarter for shareholders of record as of September 1, 2023, payable on September 15, 2023. This is the third quarterly dividend for 2023.

“Following the market events of March 2023, we took quick and decisive action. Out of an abundance of caution, we maintained our already-strong balance sheet liquidity position, and in anticipation of new regulatory and compliance requirements for the industry, took additional steps to enhance our risk management and compliance infrastructure. These actions increased our funding costs and noninterest expenses during the second quarter, but helped to strengthen our foundation during a tumultuous period for the industry. With the sale of a portion of our subprime automobile loans, we further de-risked our loan portfolio. Additionally, we had no outstanding FHLB or other short-term borrowings, no held-to-maturity investment securities and a limited concentration of CRE loans and office exposure during the quarter. We produced strong earnings for the second quarter, despite unexpected challenges. Looking forward, I am confident in our team’s continuous adaptability, the stability of our asset quality and our strong liquidity, funding and capital position as we look to a pick-up in high-quality loan growth as we move ahead,” said Larry F. Mazza, Chief Executive Officer, MVB Financial.

“We are pleased to create value for our shareholders through our continued growth in tangible book value per share. Looking ahead, MVB remains well-positioned to navigate challenging market conditions.”

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc. (the “Bank”), and the Bank's subsidiaries, the Company provides banking services to financial technology (“Fintech”) clients throughout the United States. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent bank failures and volatility; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; the pace of recovery following the continued effects of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

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